UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Hooper Acquisition and Amendment to Omnibus Agreement

As previously disclosed, on March 31, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Contribution Agreement (the “Hooper Contribution Agreement”) with SunPower Corporation (“SunPower”) and SunPower AssetCo, LLC, a wholly-owned subsidiary of SunPower, to acquire an interest in the 50 MWac photovoltaic solar generating project located in Alamosa County, Colorado (the “Hooper Project”) for $53.5 million in cash (the “Hooper Acquisition”). Ownership and cash flows of the Hooper Project are subject to a tax equity financing arrangement with an affiliate of Wells Fargo & Company.

In connection with the closing of the Hooper Acquisition on April 1, 2016 (as further described in Item 2.01 below), the Partnership entered into Amendment No. 5 to Omnibus Agreement (the “Hooper Omnibus Amendment”) with the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), 8point3 Holding Company, LLC (“Holdings”), First Solar, Inc. (“First Solar”), SunPower and OpCo. The Hooper Omnibus Amendment amends the schedules to the parties’ existing Omnibus Agreement dated June 24, 2015 (the “Original Omnibus Agreement”) to include the Hooper Project for all purposes, except for certain tax indemnities which are included in the Hooper Contribution Agreement.

All other material terms and conditions of the Original Omnibus Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Hooper Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Omnibus Agreement

On April 6, 2016, the Partnership amended and restated the Original Omnibus Agreement (as amended and restated, the “Amended and Restated Omnibus Agreement”) with First Solar, SunPower (together with First Solar, the “sponsors” and each a “sponsor”), OpCo, the General Partner and Holdings (i) to expand each sponsor’s tax equity indemnification obligations (as further discussed below), (ii) to provide that the sponsors’ obligation to cover costs required to achieve commercial operation (as further discussed below) will be reduced to the extent OpCo and its affiliates receive alternate funds that are contemplated to be used to pay project expenses, and such funds are applied accordingly, and (iii) to integrate changes from prior amendments to the Original Omnibus Agreement, including the Hooper Omnibus Amendment. The material provisions of the Amended and Restated Omnibus Agreement are as follows:

•

the right of each sponsor or its designees to perform certain services for the project entities contributed by such sponsor, including certain construction, engineering, design and procurement services, certain equipment supply services, and certain operation and maintenance and administrative services (all such services to be provided on market-based terms by contract administered on an arms-length basis);

•

each sponsor’s obligation to pay to OpCo: (a) all costs required to achieve commercial operation for any project contributed by such sponsor, to the extent that a project or a portion or phase thereof has not achieved commercial operation; (b) certain liquidated damages in the event that such project fails to achieve commercial operation pursuant to an agreed schedule; and (c) for specified projects, the difference, if any, between the amount of network upgrade refunds projected to be received in respect of the sponsor’s project at the time of contribution and the amount of network upgrade refunds projected to be received given the actual amount of upgrade costs incurred in respect of such project;

•

certain undertakings on the part of each sponsor’s affiliates who act as a manager of any contributed project entity or who provide asset management, construction, operating and maintenance and other services to such entities;

•

each sponsor’s obligation to provide and maintain certain credit support on behalf of the project entities contributed by such sponsor under specified circumstances, and OpCo’s obligation to reimburse such sponsor upon any demand or draw under such credit support;

•	each sponsor’s obligation to indemnify OpCo for certain costs it incurs with respect to certain tax-related events and events in connection with tax equity financing arrangements;
•	certain confidentiality obligations of all parties; and
•

the Partnership’s undertaking not to use, directly or indirectly, any service marks, trade names, domain names or related insignia containing the words “First Solar” or “SunPower” without the prior written consent of such party.

The Amended and Restated Omnibus Agreement also contains customary representations, warranties and agreements of the parties.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

On April 6, 2016, the Partnership entered into the First Amendment and Consent to Credit and Guaranty Agreement (the “Credit Agreement Amendment”) with OpCo, certain subsidiaries of OpCo, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent. The Credit Agreement Amendment amends the parties’ existing Credit and Guaranty Agreement (i) to provide for the lenders’ consent to the Amended and Restated Omnibus Agreement, (ii) to expand OpCo’s ability to further amend the Amended and Restated Omnibus Agreement without lender consent in the future, subject to certain conditions, (iii) to permit certain customary restrictions on transfers of the equity interests of certain contributed project entities, which are jointly owned, indirectly, by OpCo and SunPower, (iv) to supplement the Pledge and Security Agreement between the parties in light of the foregoing amendment, and (v) to make certain clarifying modifications to definitions and cross references. The Credit Agreement Amendment also contains customary representations, warranties and agreements of the Partnership, OpCo and certain of OpCo’s subsidiaries.

All other material terms and conditions of the parties’ existing Credit and Guaranty Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Hooper Acquisition

On April 1, 2016, OpCo completed the Hooper Acquisition pursuant to the terms of the Hooper Contribution Agreement. OpCo funded 100% of the purchase price for certain ownership interests in the Hooper Project with a combination of cash on hand, drawings under OpCo’s revolver, and drawings under OpCo’s delayed draw facility. The description of the Hooper Acquisition included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The terms of the Hooper Acquisition were approved by the board of directors (the “Board”) of the General Partner and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in evaluating the Hooper Acquisition.

SunPower owns 8,778,190 common units and 20,104,885 subordinated units in OpCo, representing a 40.7% economic interest in OpCo. In addition, SunPower owns 28,883,075 Class B shares in the Partnership. SunPower also owns a 50% interest in Holdings, which holds all the incentive distribution rights in OpCo and is the sole member of the General Partner.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description

10.1

Amendment No. 5 to Omnibus Agreement dated April 1, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2

Amended and Restated Omnibus Agreement dated April 6, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.3

First Amendment and Consent to Credit and Guaranty Agreement dated April 6, 2016 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: April 7, 2016	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

INDEX TO EXHIBITS

Number	Description

10.1

Amendment No. 5 to Omnibus Agreement dated April 1, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2

Amended and Restated Omnibus Agreement dated April 6, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.3

First Amendment and Consent to Credit and Guaranty Agreement dated April 6, 2016 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.